EXHIBIT (10f)




                              AMENDMENT TO
                     ZENITH ELECTRONICS CORPORATION
                    EMPLOYEE STOCK OPTION AGREEMENTS


	Agreement made and entered into as of the _______ day of __________________, 1995, between Zenith Electronics Corporation, a Delaware corporation, (hereinafter called the "Company"), and Jerry K. Pearlman, an employee of the Company (hereinafter called "Employee").

	WHEREAS, the Board of Directors and the stockholders of the Company have duly adopted the 1987 Zenith Stock Incentive Plan (the "Plan"); and

	WHEREAS, the Organization and Compensation Committee, in accordance with the provisions of the Plan, has previously granted
Employee the right to purchase shares of common stock of the company in the amounts, at the prices and under prescribed terms and conditions as set forth in agreements dated February 20, 1990, February 25, 1992, February 23, 1993 and April 7, 1994 (the "Agreements"); and

	WHEREAS, the Organization and Compensation Committee, in accordance with the provisions of the Plan hereby amends the Agreements as follows:

	1.	Agreement dated April 7, 1994:

		(a)	Section 2 is modified by changing "Two Years"
to "April 30, 1995".

(b)	Subsection B(1) of Section 5 is modified by deleting the words
"one and two year".

	2.	All of the Agreements:

(a)	Subsection B(3) of Section 5 is modified by deleting the word
"two" and substituting the word "three" therefor.

(b)	Subsection B(6) of Section 5 is modified by deleting each word
"two" and substituting the word "three" therefor.

(c)	Section 6 is modified by deleting the words "or two-year period"
and substituting the words ", two-year period or three-year period" therefor.

	IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Secretary and Employee has hereunto set his hand and seal, all on the day and year first above written.

ZENITH ELECTRONICS CORPORATION


By_____________________________________


____________________________________
Employee